Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-38196) of Imation Corp. of our report dated June 7, 2002 related to the financial statements, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

June 28, 2002